Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:   Robert J. Whelan

      Chief Financial Officer

      (617) 912-4220

      Erica E. Smith

      Investor Relations

      (617) 912-3766

      www.bostonprivate.com

BOSTON PRIVATE THIRD QUARTER RESULTS

EARNINGS UP STRONGLY

Boston, MA, October 26, 2005 – Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) today reported third quarter 2005 cash earnings were $0.45 per diluted share versus $0.36 for the third quarter 2004, a 25% increase. GAAP earnings were $0.40 per diluted share, up $0.09 compared to $0.31 per diluted share for the third quarter 2004, a 29% increase. Included in the financial performance below are the results from the acquisitions of KLS Professional Advisors (“KLS”), which Boston Private acquired on December 31, 2004 and Encino State Bank (“Encino”), which was acquired on October 1, 2004 and merged with First Private Bank & Trust (“First Private”), previously known as First State Bank of California. More detailed financial information regarding the acquired affiliate partners’ financial results is outlined later in the press release.

Highlights

●	Total Revenues for the third quarter 2005 were up 29.9% to $64.8 million, compared to $49.9 million a year ago.

●	Total Operating Expenses for the third quarter were up 22.6% to $43.1 million, compared to $35.1 million a year ago.

●	Total Net Income for the third quarter 2005 was up 36.8% to $12.0 million, compared to $8.8 million a year ago.

●	Total Balance Sheet Assets at September 30, 2005 were $3.8 billion compared to $2.9 billion a year ago.

●	Total Deposits increased $501 million, or 23.0%, from September 30, 2004 to September 30, 2005.

●	Total Loans increased $509 million, or 24.8%, from September 30, 2004 to September 30, 2005.

●	Total Assets Under Management/Advisory including the Company’s unconsolidated affiliates, increased $6.1 billion, or 36.6%, over the prior year to $22.8 billion.

●	Net Interest Income increased 6.2% or $1.8 million over the second quarter, to $30.1 million.
o	Core net interest margin increased 11 basis points to 4.06% from the second quarter level of 3.95%.
o	Increased volume contributed $1.3 million, or 76%, to the increase of net interest income.
o	Increased rates contributed $415,000 or 24%, to the increase of net interest income.
o	Net interest margin, including the impact of trust preferred interest expense, was 3.88%, 11 basis points higher than the second quarter level of 3.77%.

●	The Company also announced the continuation of its quarterly cash dividend to shareholders of $0.07 per share.

●	As previously announced, the Company completed the acquisition of Gibraltar Financial Corporation, the parent company of Gibraltar Bank, FSB, on October 1st. Gibraltar Bank had no impact on the Company’s financial statements in the third quarter; however, on a stand alone basis Gibraltar finished the quarter with approximately $1.1 billion in total assets, compared to $850 million on September 30, 2004. For the quarter ended September 30, 2005, Gibraltar Bank generated unaudited pre-tax income of approximately $5.2 million, and had approximately $625 million of wealth management assets under advisement.

Timothy L. Vaill, Chairman and Chief Executive Officer, said, “Our results in the third quarter were strong, driven by growth across our three core business lines – private banking, wealth advisory and investment management. We achieved the highest net income and EPS in the company’s history despite the challenging interest rate environment and the uncertainty of the stock market, which highlights the benefits of organic growth and the power of our diversified business model.”

“We also made excellent strategic progress closing our acquisition of Gibraltar on October 1st. Gibraltar, with headquarters in the Miami region, represents an extraordinary opportunity to partner with one of the most attractive wealth management companies in the Southeast. While growing our business through acquisition is an important component of our strategy, the foundation of our long-term business plan is to achieve organic growth across our wealth management clusters. In fact, in the coming months, together with our affiliate partners, we are scheduled to open offices, in Naples, FL, Los Altos, CA, New York City, Lexington, MA, and Hingham, MA,” continued Vaill.

Robert J. Whelan, Boston Private’s Chief Financial Officer, advised, “We will expense stock options beginning in the first quarter of 2006 concurrent with the change of accounting rules. Management generally grants most stock options as part of annual bonuses paid in the first quarter based upon the prior year’s performance. Assuming our stock option program in 2006 is consistent with past practices, we estimate the total non-cash charge net of tax related to expensing stock options will be in the range of $0.06 to $0.08 per diluted share in 2006.”

Walter M. Pressey, Boston Private’s President, stated, “For shareholders to analyze the full and fair value of their investment in Boston Private, they should be aware of the increasing importance of the difference between GAAP and cash earnings. Cash earnings are currently approximately $0.23 per share higher than GAAP earnings annually due to the amortization of intangibles and related tax benefits caused by purchase accounting rules. For the current quarter, cash earnings are $0.05 per share higher than GAAP earnings. The acquisition of Gibraltar will further increase the difference between annual cash and GAAP earnings in the range of $0.03 to $0.05 per share in 2006 due to purchase accounting rules. In addition, the change of accounting for stock option expenses that Bob Whelan noted will increase GAAP expense without affecting cash, further increasing the difference between cash and GAAP earnings by $.06 to $.08 per diluted share in 2006. For these reasons, we think that tracking cash earnings is the best way to understand shareholder value.”

CEO Vaill concluded “With our strong asset quality and capital position, our organic growth and our strategic investments in quality companies like Gibraltar, I continue to be optimistic about the future prospects of the Company.”

Third Quarter 2005 Results

Boston Private’s revenues increased 29.9% to $64.8 million for the third quarter of 2005, over revenues of $49.9 million for the third quarter of 2004. This increase was due to growth achieved in each of the Company’s businesses: private banking, wealth advisory and investment management. Boston Private acquired KLS on December 31, 2004 and Encino on October 1, 2004. KLS contributed $2.8 million to revenues in the third quarter of 2005. In the third quarter of 2004, Encino generated approximately $1.7 million in revenues, prior to the merger with First Private.

The Company’s net interest income increased 30.6% or $7.0 million for third quarter of 2005 compared to third quarter of 2004. The increase was due to increased volume, which contributed $5.6 million, and rate increases which contributed $1.4 million. Excluding the impact of trust preferred interest expense, Boston Private’s core net interest margin increased 11 basis points to 4.06% in the third quarter 2005 compared to 3.95% in the second quarter of 2005. The net interest margin, including the impact of the trust preferred, was 3.88% in the third quarter of 2005, compared to 3.77% in the second quarter of 2005. Encino earned approximately $1.6 million in net interest income in the third quarter of 2004, prior to the merger with First Private.

Boston Private’s loan portfolio achieved strong growth with commercial loans up 31.8% and residential loans up 15.5% over the same period in the prior year. Commercial loans totaled $1.6 billion and represented 62% of the combined loan portfolio. Residential loans totaled $880 million and represented 34% of the total portfolio. Combined, the loan portfolio grew 24.8% over the past twelve months totaling $509 million. This loan growth was supported by growth in deposits, which increased $501 million, or 23.0%, over the September 30, 2004 balance, to $2.7 billion. Encino had approximately $93 million and $179 million in loans and deposits, respectively, at September 30, 2004, prior to the merger with First Private.

Investment management fee income for the third quarter 2005 totaled $27.4 million, up 17.9% over third quarter 2004. The increase from the third quarter of 2004 was primarily due to higher assets under management, strong investment performance at certain affiliates and improved market action.

In Boston Private’s wealth advisory business, fee income increased $2.8 million from the third quarter of 2004 to $4.8 million for the third quarter of 2005. The increase from the third quarter of 2004 benefited from $2.7 million of fee income related to the acquisition of KLS on December 31, 2004.

Assets under management and advisory increased 36.0% to $20.6 billion at September 30, 2005 from $15.1 billion at September 30, 2004. Total assets under management and advisory, including the Company’s unconsolidated affiliates, increased 36.6% over the prior year to $22.8 billion. Excluding assets under management and advisory for KLS, assets under management increased 16% to $17.5 billion. Market action, or the general appreciation in the market prices of securities, resulted in an increase of $930 million in assets under management and advisory during the third quarter of 2005. This increase in assets under management due to market appreciation was partially offset by net outflows of $386 million.

Operating expenses were $43.1 million for the third quarter of 2005, up 22.6% over the third quarter of 2004. The main drivers of operating expense growth were costs associated with operating expenses of the newly-acquired affiliates, incentive compensation and investments in new business initiatives. The acquisition of KLS accounted for approximately $2.2 million in operating expenses in the third quarter of 2005. In the third quarter of 2004, Encino incurred approximately $1.2 million in operating expenses, prior to the merger with First Private.

The Company benefited from positive operating leverage in the third quarter. Revenues increased 6.8% from the second quarter of 2005 while operating expenses increased only 2.6% from the second quarter of 2005 resulting in pre-tax net income increasing by 11%.

Effective Tax Rate

Boston Private’s effective tax rate increased from 37.1% in the second quarter of 2005 to 38.2% in the third quarter of 2005 as a result of dilution of the tax savings from municipal bond income and a one-time adjustment to the Company’s state tax expense. The Company anticipates that after including the impact of acquiring Gibraltar its effective tax rate will approximate 37.5%.

Dividend Payment Continues

Concurrent with the release of the third quarter 2005 earnings, the Board of Directors of Boston Private Financial Holdings declared a cash dividend to shareholders of $0.07 per share, reflecting the quarterly earnings performance. The record date for this dividend is November 1, 2005 and the payment date is November 15, 2005.

Cash Earnings

Boston Private calculates its cash earnings by adjusting net income to exclude significant nonrecurring items, and net amortization of intangibles and tax benefits related to purchase accounting. The Company provides this information to permit investors to compare Boston Private with similar companies that have not made acquisitions. (A detailed reconciliation table is attached.)

Conference Call

Management will host a conference call to review the Company’s financial performance and business developments on October 27, 2005 at 9 a.m. Eastern time. Interested parties may join the call by dialing 800-867-0731 and the password required is “Boston”. The call will be simultaneously web cast and may be accessed on the Internet by linking through www.bostonprivate.com, www.prnewswire.com, or Yahoo! Finance. A continuous telephone replay will be available beginning at 11:30 a.m. Eastern time. The replay telephone number is 800-388-9064.

Boston Private Wealth Management Group

Boston Private Financial Holdings is a wealth management firm that owns twelve independently-operated affiliate partners across the U.S. These partners comprise the Boston Private Wealth Management Group which provides private banking, financial planning/wealth advisory and investment management services to the high net worth marketplace, selected businesses and institutions. Through strategic acquisitions in demographically attractive geographic areas, the Company forms wealth management “clusters” that together deliver lifetime financial solutions on a local basis. The Company makes capital resources available to its affiliate partners and works with them on growth strategies, marketing, leadership development, compliance and technology.

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude the effects of charges and expenses related to the consummation of mergers and acquisitions, as well as excluding other significant gains or losses that are unusual in nature. Also included in these non-GAAP measures are net amortization of intangibles and tax benefits related to purchase accounting. Because these items and their impact on the Company’s performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements include, but are not limited to, prospects for long term financial performance, the impact on the Company’s results of improved market conditions and prevailing and future interest rates, prospects for growth in balance sheet assets and assets under management and advisory and prospects for overall results over the long term. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond Boston Private’s control and could cause actual results to differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, among others, adverse conditions in the capital markets and the impact of such conditions on Boston Private’s investment advisory activities; the risk that the business of Gibraltar Financial Corporation will not be integrated successfully with Boston Private’s or such integration may be more difficult, time-consuming or costly than expected; interest rate compression which may adversely impact net interest income; competitive pressures from other financial institutions which, together with other factors, may affect the Company’s growth and financial performance; the effects of national and local economic conditions; and the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; as well as the other risks and uncertainties detailed in Boston Private’s Annual Report on Form 10-K and other filings submitted to the Securities and Exchange Commission. Boston Private does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Boston Private Financial Holdings, Inc.

Selected Financial Data

(In Thousands, except share data)

(Unaudited)

FINANCIAL DATA:	September 30, 2005	September 30, 2004	% Change	December 31, 2004
Total Balance Sheet Assets	$3,789,583	$2,907,077	30.4%	$3,273,193
Stockholders' Equity	397,449	309,527	28.4%	321,227
Tangible Capital:
Boston Private Bank & Trust	129,854	112,872	15.0%	116,164
Borel Private Bank & Trust	71,458	56,742	25.9%	59,242
First Private Bank & Trust	37,276	21,909	70.1%	29,856
Investment Securities	540,235	510,994	5.7%	559,190
Goodwill	132,246	87,878	50.5%	130,486
Intangible Assets	48,424	43,348	11.7%	56,677

Commercial and Construction Loans	1,586,875	1,203,679	31.8%	1,357,067
Residential Mortgage Loans	880,041	761,744	15.5%	796,991
Home Equity and Other Consumer Loans	91,071	83,484	9.1%	94,542

Total Loans	2,557,987	2,048,907	24.8%	2,248,600

Loans Held for Sale	8,232	6,208	32.6%	42,384

Allowance for Loan Losses and Off-Balance Sheet Risk	31,795	25,297	25.7%	27,937
Non-performing Loans	5,657	2,313	144.6%	1,137
Other Real Estate Owned	—	377	(100.0%)	377
Total Non-performing Assets	5,657	2,690	110.3%	1,514
Deposits	2,681,272	2,180,521	23.0%	2,386,368
Borrowings	607,936	342,224	77.6%	474,171

Book Value Per Share	$13.24	$11.23	17.9%	$11.61
Market Price Per Share	$26.54	$24.96	6.3%	$28.17

ASSETS UNDER MANAGEMENT AND ADVISORY:
Westfield Capital Management	$8,374,000	$6,960,000	20.3%	$7,707,000
Boston Private Bank & Trust	2,312,000	1,910,000	21.0%	2,010,000
Sand Hill Advisors	1,087,000	990,000	9.8%	1,062,000
Boston Private Value Investors	849,000	785,000	8.2%	860,000
RINET Company	1,092,000	978,000	11.7%	1,051,000
Borel Private Bank & Trust	653,000	591,000	10.5%	568,000
Dalton, Greiner, Hartman, Maher & Co.	3,384,000	3,061,000	10.6%	3,353,000
KLS Professional Advisors Group	3,030,000	0	nm	2,880,000
Less: Inter-company Relationship	(216,000)	(156,000)	38.5%	(185,000)

Consolidated Affiliate Assets Under Management and Advisory	$20,565,000	$15,119,000	36.0%	$19,306,000

Coldstream Capital Management	875,000	550,000	59.1%	600,000
Bingham, Osborn, & Scarborough	1,403,000	1,057,000	32.7%	1,167,000

Total Assets Under Management and Advisory	$22,843,000	$16,726,000	36.6%	$21,073,000

FINANCIAL RATIOS:
Stockholders' Equity/Total Assets	10.49%	10.65%	(1.5%)	9.81%
Non-performing Loans/Total Loans	0.22%	0.11%	100.0%	0.05%
Allowance for Loan Losses and Off-Balance Sheet Risk/Total Loans	1.24%	1.23%	0.8%	1.24%
Allowance for Loan Losses and Off-Balance
Sheet Risk/Non-performing Assets	562.05%	940.41%	(40.2%)	1845.24%
Tangible Capital/ Tangible Assets	6.01%	6.42%	(6.4%)	4.34%

	Three Months Ended			Nine Months Ended
OPERATING RESULTS:	September 30, 2005	September 30, 2004	% Change	September 30, 2005	September 30, 2004	% Change
Net Interest Income—on a Fully Taxable Equivalent Basis (FTE)	$31,219	$24,065	29.7%	$88,314	$66,141	33.5%
FTE Adjustment	1,167	1,056	10.5%	3,491	3,028	15.3%

Net Interest Income	30,052	23,009	30.6%	84,823	63,113	34.4%

Investment Management Fees:
Westfield Capital Management	13,226	10,755	23.0%	36,209	32,075	12.9%
Boston Private Bank & Trust	3,283	2,872	14.3%	9,582	8,593	11.5%
Sand Hill Advisors	1,523	1,447	5.3%	4,649	4,152	12.0%
Boston Private Value Investors	1,524	1,486	2.6%	4,684	4,399	6.5%
Borel Private Bank & Trust	896	690	29.9%	2,539	2,148	18.2%
Dalton, Greiner, Hartman, Maher & Co.	6,931	5,974	16.0%	20,089	15,535	29.3%

Total Investment Management Fees	27,383	23,224	17.9%	77,752	66,902	16.2%
Wealth Advisory Fees:
RINET Company	2,031	1,967	3.3%	6,057	5,891	2.8%
KLS Professional Advisors Group	2,742	—	nm	7,934	—	nm
Other	51	26	96.2%	102	86	18.6%

Total Wealth Advisory Fees	4,824	1,993	142.0%	14,093	5,977	135.8%

Other Fees	1,430	1,048	36.5%	4,763	3,322	43.4%

Total Fees	33,637	26,265	28.1%	96,608	76,201	26.8%

Earnings(loss) in Equity Investments	548	184	197.8%	1,053	216	nm
Gain on Sale of Loans, Net	533	252	111.5%	1,303	946	37.7%
Gain on Sale of Investments, Net	—	162	(100.0%)	41	373	(89.0%)

Total Fees and Other Income	34,718	26,863	29.2%	99,005	77,736	27.4%

Total Revenue	64,770	49,872	29.9%	183,828	140,849	30.5%

Provision for Loan Losses	1,728	795	117.4%	3,368	2,526	33.3%

Salaries and Employee Benefits	29,278	23,012	27.2%	84,286	66,878	26.0%
Occupancy and Equipment	5,059	3,993	26.7%	14,606	11,186	30.6%
Professional Services	2,035	2,325	(12.5%)	7,190	5,305	35.5%
Marketing and Business Development	1,432	1,155	24.0%	4,744	3,844	23.4%
Contract Services and Processing	960	751	27.8%	2,846	2,106	35.1%
Amortization of Intangibles	1,539	1,244	23.7%	4,616	3,277	40.9%
Other	2,785	2,651	5.1%	9,155	7,630	20.0%

Total Operating Expense	43,088	35,131	22.6%	127,443	100,226	27.2%

Minority Interest	526	366	43.7%	1,480	968	52.9%
Income Before Income Taxes	19,428	13,580	43.1%	51,537	37,129	38.8%
Income Tax Expense	7,416	4,800	54.5%	19,211	12,961	48.2%

Net Income	$12,012	$8,780	36.8%	$32,326	$24,168	33.8%

Boston Private Financial Holdings, Inc.

Selected Financial Data

(In Thousands, except share data)

(Unaudited)

	Three Months Ended			Nine Months Ended
RECONCILIATION OF GAAP EARNINGS TO ADJUSTED AND CASH EARNINGS:	September 30, 2005	September 30, 2004	% Change	September 30, 2005	September 30, 2004	% Change
Net Income (GAAP Basis)	$12,012	$8,780	36.8%	$32,326	$24,168	33.8%

Adjusted Net Income	$12,012	$8,780	36.8%	$32,326	$24,168	33.8%

Cash Basis Earnings (1)
Book Amortization of Purchased Intangibles, Net of Tax	780	597	30.7%	2,341	1,571	49.0%
Cash Benefit of Tax Deductions from Purchased Intangibles & Goodwill	1,032	821	25.7%	3,097	2,438	27.0%

Total Cash Basis Adjustment	1,812	1,418	27.8%	5,438	4,009	35.6%

Cash Basis Earnings	$13,824	$10,198	35.6%	$37,764	$28,177	34.0%

	Three Months Ended			Nine Months Ended
	September 30, 2005	September 30, 2004	% Change	September 30, 2005	September 30, 2004	% Change
PER SHARE DATA: (In thousands, except per share data)
Calculation of Net Income for EPS:
Net Income as reported and for basic EPS	$12,012	$8,780	36.8%	$32,326	$24,168	33.8%
Interest on convertible trust preferred securities, net of tax	765	—	nm	2,294	—	nm

Net Income for diluted EPS	$12,777	$8,780	45.5%	$34,620	$24,168	43.2%
Calculation of average shares outstanding:
Weighted average basic shares (2)	27,954	27,390	2.1%	27,719	27,628	0.3%
Dilutive effect of:
Stock Options and Stock Grants	789	1,054	(25.1)%	799	1,143	(30.1)%
Forward Agreement	248	78	217.9%	197	81
Convertible trust preferred securities	3,182	—	nm	3,182	—

Dilutive potential common shares	4,219	1,132	272.7%	4,178	1,224	241.3%
Weighted average diluted shares	32,173	28,522	12.8%	31,897	28,852	10.6%
Eliminate Increase in Shares Outstanding—FAS 128 Revision (2)	—	—	nm	—	663	(100.0)%

Adjusted Average Diluted Shares Outstanding	32,173	28,522	12.8%	31,897	28,189	13.2%
Earnings per Share:
Basic	$0.43	$0.32	34.4%	$1.17	$0.87	34.5%
Diluted	$0.40	$0.31	29.0%	$1.09	$0.84	29.8%
RECONCILIATION OF GAAP EPS TO ADJUSTED AND CASH EPS: (on a Diluted Basis)
Earnings Per Share (GAAP Basis)	$0.40	$0.31	29.0%	$1.09	$0.84	29.8%
Eliminate Increase in Shares Outstanding- FAS 128 Revision (2)	—	—		—	$0.02	(100.0)%

Adjusted Earnings Per Share	$0.40	$0.31	29.0%	$1.09	$0.86	26.7%
Cash Basis Adjustment	$0.05	$0.05	0.0%	$0.17	$0.14	21.4%

Cash Basis Earnings Per Diluted Share	$0.45	$0.36	25.0%	$1.26	$1.00	26.0%

	Three Months Ended			Nine Months Ended
	September 30, 2005	September 30, 2004	% Change	September 30, 2005	September 30, 2004	% Change
OPERATING RATIOS & STATISTICS:
Return on Average Equity	13.48%	11.59%	16.3%	12.62%	11.22%	12.5%
Return on Average Assets	1.35%	1.22%	10.7%	1.25%	1.18%	5.9%
Net Interest Margin	3.88%	3.68%	5.4%	3.78%	3.58%	5.6%
Core Net Interest Margin(3)	4.06%	3.69%	10.0%	3.97%	3.59%	10.6%
Total Fees and Other Income/Total Revenue	53.60%	53.86%	(0.5%)	53.86%	55.19%	(2.4%)
Efficiency Ratio	64.06%	67.33%	(4.9%)	66.42%	68.11%	(2.5%)
Loans Charged-off, Net of Recoveries	$10	$44	(77.3%)	$87	$56	55.4%

CASH OPERATING RATIOS:
Return on Average Equity (4)	15.51%	13.47%	15.1%	14.74%	13.08%	12.7%
Return on Average Assets (5)	1.55%	1.42%	9.2%	1.46%	1.38%	5.8%

Boston Private Financial Holdings, Inc.

Selected Financial Data

(In Thousands, except share data)

(Unaudited)

AVERAGE BALANCE SHEET:	Three Months Ended			Nine Months Ended
AVERAGE ASSETS:	September 30, 2005	September 30, 2004	% Change	September 30, 2005	September 30, 2004	% Change
Interest-Bearing Cash	$6,353	$1,407	nm	$4,337	$1,367	217.3%
Federal Funds Sold and Other	105,935	52,716	101.0%	132,006	98,338	34.2%
U.S. Treasuries and Agencies	224,148	180,120	24.4%	222,432	179,944	23.6%
Municipal Securities	237,150	228,039	4.0%	231,646	226,385	2.3%
Corporate Bonds	29,371	46,185	(36.4%)	31,340	43,631	(28.2%)
Mortgage-Backed Securities	38,547	51,906	(25.7%)	41,899	49,771	(15.8%)
Stock in Federal Home Loan Banks	22,414	18,092	23.9%	21,738	15,517	40.1%
Commercial and Construction Loans	1,516,775	1,166,834	30.0%	1,437,989	1,062,468	35.3%
Residential Mortgage Loans	906,860	761,051	19.2%	870,961	707,030	23.2%
Home Equity and Other Consumer Loans	92,515	81,369	13.7%	92,203	79,381	16.2%

Total Earning Assets	3,180,068	2,587,719	22.9%	3,086,551	2,463,832	25.3%
Allowance for Loan Losses	(27,209)	(24,639)	10.4%	(27,442)	(23,299)	17.8%
Goodwill	132,246	93,375	41.6%	133,298	115,953	15.0%
Intangible Assets	48,996	43,788	11.9%	50,932	39,134	30.1%
Other Assets	231,113	168,529	37.1%	213,133	123,723	72.3%

TOTAL AVERAGE ASSETS	$3,565,214	$2,868,772	24.3%	$3,456,472	$2,719,343	27.1%

AVERAGE LIABILITIES AND STOCKHOLDERS' EQUITY:
Savings Accounts	$58,245	$32,057	81.7%	$45,690	$31,263	46.1%
NOW Accounts	229,404	209,881	9.3%	232,768	209,255	11.2%
Money Market Accounts	1,224,013	1,058,790	15.6%	1,191,754	1,047,408	13.8%
Certificates of Deposit	539,790	462,104	16.8%	526,715	392,791	34.1%

Total Interest-Bearing Deposits	2,051,452	1,762,832	16.4%	1,996,927	1,680,717	18.8%
Repurchase Agreements	100,705	74,454	35.3%	98,696	74,303	32.8%
FHLB Borrowings	302,156	248,105	21.8%	296,363	239,197	23.9%
Junior Subordinated Debentures	118,781	6,186	nm	115,899	4,831	nm
Other Borrowings	228	5,812	(96.1%)	2,053	3,332	(38.4%)

Total Interest-Bearing Liabilities	2,573,322	2,097,389	22.7%	2,509,938	2,002,380	25.3%
Non-interest Bearing Deposits	533,033	373,816	42.6%	516,395	343,498	50.3%
Other Liabilities	102,385	94,634	8.2%	88,498	86,151	2.7%

Total Liabilities	3,208,740	2,565,839	25.1%	3,114,831	2,432,029	28.1%
Stockholders' Equity	356,474	302,933	17.7%	341,641	287,314	18.9%

TOTAL AVERAGE LIABILITIES & STOCKHOLDERS' EQUITY	$3,565,214	$2,868,772	24.3%	$3,456,472	$2,719,343	27.1%

	September 30, 2005	June 30, 2005	% Change
FINANCIAL DATA:
Total Balance Sheet Assets	$3,789,583	$3,528,274	7.4%
Stockholders' Equity	397,449	344,730	15.3%
Tangible Capital:
Boston Private Bank & Trust	129,854	125,237	3.7%
Borel Private Bank & Trust	71,458	68,121	4.9%
First Private Bank & Trust	37,276	35,524	4.9%
Investment Securities	540,235	571,139	(5.4%)
Goodwill	132,246	132,246	0.0%
Intangible Assets	48,424	49,963	(3.1%)
Commercial and Construction Loans	1,586,875	1,468,680	8.0%
Residential Mortgage Loans	880,041	864,846	1.8%
Home Equity and Other Consumer Loans	91,071	93,805	(2.9%)

Total Loans	2,557,987	2,427,331	5.4%
Loans Held for Sale	8,232	46,390	(82.3%)
Allowance for Loan Losses and Off-Balance Sheet Risk	31,795	30,205	5.3%
Non-performing Loans	5,657	4,438	27.5%
Other Real Estate Owned	—	—	nm
Total Non-performing Assets	5,657	4,438	27.5%
Deposits	2,681,272	2,555,668	4.9%
Borrowings	607,936	537,158	13.2%
Book Value Per Share	$13.24	$12.27	7.9%
Market Price Per Share	$26.54	$25.20	5.3%

ASSETS UNDER MANAGEMENT AND ADVISORY:
Westfield Capital Management	$8,374,000	$8,104,000	3.3%
Boston Private Bank & Trust	2,312,000	2,283,000	1.3%
Sand Hill Advisors	1,087,000	1,044,000	4.1%
Boston Private Value Investors	849,000	827,000	2.7%
RINET Company	1,092,000	1,038,000	5.2%
Borel Private Bank & Trust	653,000	649,000	0.6%
Dalton, Greiner, Hartman, Maher & Co.	3,384,000	3,326,000	1.7%
KLS Professional Advisors Group	3,030,000	2,956,000	2.5%
Less: Inter-company Relationship	(216,000)	(206,000)	4.9%

Consolidated Affiliate Assets Under Management and Advisory	$20,565,000	$20,021,000	2.7%
Coldstream Capital Management	875,000	650,000	34.6%
Bingham, Osborn, & Scarborough	1,403,000	1,284,000	9.3%

Total Unconsolidated Assets Under Management and Advisory	$22,843,000	$21,955,000	4.0%

FINANCIAL RATIOS:
Stockholders' Equity/Total Assets	10.49%	9.77%	7.4%
Nonperforming Loans/Total Loans	0.22%	0.18%	20.3%
Allowance for Loan Losses and Off-Balance Sheet Risk/Total Loans	1.24%	1.24%	(0.4%)
Allowance for Loan Losses and Off-Balance Sheet Risk/Non-performing Assets	562.05%	680.60%	(17.4%)
Tangible Capital/Tangible Assets	6.01%	4.86%	23.7%

Boston Private Financial Holdings, Inc.

Selected Financial Data

(In Thousands, except share data)

(Unaudited)

	Three Months Ended
OPERATING RESULTS:	September 30, 2005	June 30, 2005	% Change
Net Interest Income–on a Fully Taxable Equivalent Basis (FTE)	$31,219	$29,470	5.9%
FTE Adjustment	1,167	1,176	(0.8)%

Net Interest Income	30,052	28,294	6.2%

Investment Management Fees:
Westfield Capital Management	13,226	11,637	13.7%
Boston Private Bank & Trust	3,283	3,208	2.3%
Sand Hill Advisors	1,523	1,560	(2.4)%
Boston Private Value Investors	1,524	1,567	(2.7)%
Borel Private Bank & Trust	896	824	8.7%
Dalton, Greiner, Hartman, Maher & Co.	6,931	6,437	7.7%

Total Investment Management Fees	27,383	25,233	8.5%
Wealth Advisory Fees
RINET Company	2,031	2,031	0.0%
KLS Professional Advisors Group	2,742	2,635	4.1%
Other	51	24	112.5%

Total Wealth Advisory Fees	4,824	4,690	2.9%

Other Fees	1,430	1,653	(13.5)%

Total Fees	33,637	31,576	6.5%

Earnings in Equity Investments	548	289	89.6%
Gain on Sale of Loans, Net	533	464	14.9%
Gain on Sale of Investments, Net	—	37	(100.0)%

Total Fees and Other Income	34,718	32,366	7.3%

Total Revenue	64,770	60,660	6.8%

Provision for Loan Losses	1,728	778	122.1%

Salaries and Benefits	29,278	27,088	8.1%
Occupancy and Equipment	5,059	4,836	4.6%
Professional Services	2,035	2,410	(15.6)%
Marketing and Business Development	1,432	1,782	(19.6)%
Contract Services and Processing	960	1,123	(14.5)%
Amortization of Intangibles	1,539	1,539	0.0%
Other	2,785	3,218	(13.5)%

Total Operating Expense	43,088	41,996	2.6%

Minority Interest	526	382	37.7%
Income Before Income Taxes	19,428	17,504	11.0%
Income Tax Expense	7,416	6,490	14.3%

Net Income	$12,012	$11,014	9.1%

	Three Months Ended
RECONCILIATION OF GAAP EARNINGS TO ADJUSTED AND CASH EARNINGS:	September 30, 2005	June 30, 2005	% Change
Net Income (GAAP Basis)	$12,012	$11,014	9.1%

Adjusted Net Income	$12,012	$11,014	9.1%

Cash Basis Earnings (1)
Book Amortization of Purchased Intangibles, Net of Tax	780	780	0.0%
Cash Benefit of Tax Deductions from Purchased Intangibles & Goodwill	1,032	1,032	0.0%

Total Cash Basis Adjustment	$1,812	$1,812	0.0%

Cash Basis Earnings	$13,824	$12,826	7.8%

	Three Months Ended
	September 30, 2005	June 30, 2005	% Change
PER SHARE DATA: (In thousands)
Calculation of Net Income for EPS:
Net Income as reported and for basic EPS	$12,012	$11,014	9.1%
Interest on convertible trust preferred securities, net of tax	765	765	0.0%

Net Income for diluted EPS	$12,777	$11,779	8.5%
Calculation of average shares outstanding:
Weighted average basic shares	27,954	27,680	1.0%
Dilutive effect of:
Stock Options and Stock Grants	789	711	11.0%
Forward Agreement	248	88	181.8%
Convertible trust preferred securities	3,182	3,183	(0.0)%

Dilutive potential common shares	4,219	3,982	6.0%
Weighted average diluted shares	32,173	31,662	1.6%
Earnings per Share:
Basic	$0.43	$0.40	7.5%
Diluted	$0.40	$0.37	8.1%
RECONCILIATION OF GAAP EPS TO ADJUSTED AND CASH EPS: (on a Diluted Basis)
Earnings Per Share (GAAP Basis)	$0.40	$0.37	8.1%

Adjusted Earnings Per Share	$0.40	$0.37	8.1%
Cash Basis Adjustment	$0.05	$0.06	(16.7)%

Cash Basis Earnings Per Diluted Share	$0.45	$0.43	4.7%

OPERATING RATIOS & STATISTICS:
Return on Average Equity	13.48%	12.95%	4.1%
Return on Average Assets	1.35%	1.27%	6.3%
Net Interest Margin	3.88%	3.77%	2.9%
Core Net Interest Margin (3)	4.06%	3.95%	2.8%
Total Fees and Other Income/Total Revenue	53.60%	53.36%	0.5%
Efficiency Ratio	64.06%	66.27%	(3.3)%
Loans Charged-off, Net of Recoveries	$10	$4	150.0%

Boston Private Financial Holdings, Inc.

Selected Financial Data

(In Thousands, except share data)

(Unaudited)

(1)	The Company defines Cash Basis Earnings as Adjusted Earnings, plus the amortization of the purchased intangibles (net of tax), plus the tax benefit on the portion of the purchase price which is deductible over a 15 year life. These tax savings are deferred under GAAP accounting but are included in cash earnings since the tax savings (lower tax payment) will be retained unless the acquired company is sold. The Company uses certain non-GAAP financial measures, such as Adjusted Earnings, to provide information for investors to effectively analyze financial trends of ongoing business activities. Adjusted Earnings exclude significant unusual and non-recurring items.

(2)	Due to a change that the Financial Accounting Standards Board ("FASB") made on March 31, 2004, additional shares of approximately 663,000 were included in average basic shares outstanding for the nine months ending September 30, 2004 related to the Company's forward stock agreement. The Company amended the forward stock agreement on April 1, 2004 which eliminated the need to include the effect of the forward agreement in basic shares after that date.

(3)	The Company defines Core Net Interest Margin as Net Interest Margin excluding the interest expense on the Junior Subordinated Debentures. The Company utilizes Trust Preferred Securities to assist in the funding of acquisitions and believes it is useful to compare Net Interest Margin excluding the impact of this acquisition funding vehicle.

(4)	The Company calculates Return on Average Equity on a cash basis as Cash Net Income divided by Average Equity.

(5)	The Company calculates Return on Average Assets on a cash basis as Cash Net Income divided by Average Assets.

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